Exhibit 4.1

                                 AMENDMENT NO. 1
                                       TO
                          CONSULTING SERVICES AGREEMENT

      THIS FIRST AMENDMENT TO CONSULTING SERVICES AGREEMENT, dated January 13, 2004 (the "First Amendment"), is by and among Moshe Grauman (the "Consultant"), and Dtomi, Inc., a Nevada corporation (the "Client").

                                    RECITALS

      A. The Consultant and the Client entered into a Consulting Services Agreement dated August 21, 2003, a copy of which is attached hereto as Exhibit A (the "Agreement"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

      B. Client and Consultant wish to amend Section 4 of the Agreement to provide for additional consideration in exchange for additional consulting services.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Section 4 of the Agreement shall be deleted in its entirety and shall read as follows:

"4. Compensation. Compensation shall be for management consulting services, identifying potential customers for Dtomi, assisting in writing business plans and projections, identifying acquisition candidates and identifying potential board of directors candidates. As compensation for management consulting services, the Company shall pay the Consultant 600,000 Shares of the Common Stock of Dtomi, Inc. (OTCBB: DTOI).

EXECUTED on the date first set forth above.

                                        CLIENT:

                                        DTOMI, INC.


                                        By:_____________________________________
                                           David M. Otto - Chairman of the Board


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                                        CONSULTANT:

                                        MOSHE GRAUMAN


                                        ________________________________________


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